Exhibit 10.12
STOCK SURRENDER AGREEMENT
     This Stock Surrender Agreement (the “Agreement”) dated as of February 20, 2007, by and among the individuals listed on Schedule A (each an “Insider” and collectively, “Insiders”) and Seanergy Maritime Corp. (the “Company”).
W I T N E S S E T H:
     WHEREAS, on November 27, 2006, the Company issued an aggregate of 3,302,224 shares of common stock, par value $0.0001 per share (the “Common Stock”) to certain directors and officers of the Company;
     WHEREAS, in connection with a modification of the terms of the Company’s initial public offering, each Insider desires to surrender his or its legal right, title and interest in the number of shares of Common Stock set forth opposite his or its name on Schedule A hereto, which shares shall total 802,224 (the “Shares”) and the Company desires to accept such surrendered Shares for cancellation;.
     NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:
1. Surrender of Shares. Subject to the terms and conditions of this Agreement, as of the date first above written, Insiders hereby surrender all legal right, title and interest in the Shares to the Company for cancellation. The Company shall receive no consideration for the surrendered Shares.
2. Further Assurances. After the date hereof, Insiders agree to take any and all actions necessary to surrender the Shares to the Company.
3. Acknowledgements. The parties hereto acknowledge and agree that the intent and purpose of the transaction contemplated by this Agreement is not to hinder or defraud any creditor of Insiders.
4. Entire Agreement: Amendments. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for and supersedes any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.
5. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, signed by the party giving such notice and shall be deemed duly given when sent by registered or certified mail return receipt requested, to the other parties hereto at such parties address set forth on the signature page hereto or at such other address as such parties shall designate by similar notice to the other parties.

6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law. Each Seller and the Company hereby agree that the state and federal courts located in New York, New York, shall have exclusive jurisdiction and venue over all actions relating to this Agreement, and the Seller and the Company hereby waive the right to trial by jury and personal service in any such action, and consent to service of process in any manner permitted for notices in Section 5 hereof.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

SEANERGY MARITIME CORP.
By:	/s/ Georgios Koutsolioutsos
Name: Georgios Koutsolitsos
Title: Co-Chairman and President

/s/ Georgios Koutsolioutsos
Georgios Koutsolioutsos

/s/ Panagiotis Zafet
Panagiotis Zafet

/s/ Simon Zafet
Simon Zafet

/s/ Alexios Komninos
Alexios Komninos

/s/ Ioannis Tsigkounakis
Ioannis Tsigkounakis

Schedule A

Seller	Number of Shares to be sold to the Company
Georgios Koutsolioutsos	336,934
Panagiotis Zafet	200,556
Simon Zafet	200,556
Alexios Komninos	44,122
Ioannis Tsigkounakis	20,056

Total	802,224